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Exhibit 99.1

PACIFIC ENERGY PARTNERS, L.P.
5900 Cherry Avenue
Long Beach, California 90805

Contact:	Aubrye Harris Manager, Investor Relations 562/728-2871 562/728-2881 (FAX) aharris@PacificEnergy.com	News Release
New York Stock Exchange (PPX)

FOR IMMEDIATE RELEASE

PACIFIC ENERGY PARTNERS, L.P. REPORTS
APPROVAL OF PIPELINE REPAIR PLANS
—
TRANSFERS SOME SHIPMENTS ONTO LINE 2000

        Long Beach, California, April 18, 2005…Pacific Energy Partners, L.P. ("Pacific Energy") (NYSE:PPX) reported that plans for the temporary repair of Line 63, owned by its subsidiary, Pacific Pipeline System LLC ("PPS"), have been approved by the necessary agencies and that repair work will begin immediately.

        On March 23, 2005, a landslide caused by heavy rainfall severed Line 63 and resulted in a release of crude oil in the Pyramid Lake area north of Los Angeles. Since that time, Line 63 has remained shutdown. To mitigate the impact on customers and limit the potential loss of revenue, PPS began transferring volumes of light crude oil from Line 63 to its Line 2000 pipeline on a temporary basis. In addition, customers were asked to shift volumes of Outer Continental Shelf (OCS) crude oil from Line 63 to Line 2000. The repair work on Line 63 is estimated to take approximately one week to complete.

        PPS is currently assessing the total costs that it will incur in connection with its clean-up, restoration and repair efforts, as well as potential cost recovery through its insurance coverage (which carries a $2.0 million deductible) and from the Oil Spill Liability Trust Fund. PPS is also reviewing the potential to implement a temporary surcharge on its Line 63 tariff rates to recover damages and repair costs.

        Pacific Energy will be announcing its first quarter 2005 earnings on April 27, 2005, after market close, at which time updated earnings guidance for the second quarter as well as full-year 2005, will be provided. An update of Line 63 and the related costs and recoveries will also be provided at that time. The quarterly earnings conference call is scheduled for April 28, 2005 at 2:00 pm eastern time.

About Pacific Energy:

        Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach, California. Pacific Energy is engaged principally in the business of gathering, transporting, storing and distributing crude oil and other related products in California and the Rocky Mountain region, including Alberta, Canada. Pacific Energy generates revenues primarily by transporting crude oil on its pipelines and by leasing capacity in its storage facilities. Pacific Energy also buys, blends and sells crude oil, activities that are complementary to its pipeline transportation business.

        This news release may include "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Although Pacific Energy believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that may affect Pacific Energy's operations and financial performance. Among the factors that could cause results to differ materially are those risks discussed in Pacific Energy's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2004.

        In a press release dated February 2, 2005, Pacific Energy provided guidance for net income per unit for the first quarter of 2005 as well as full year 2005. Pacific Energy is currently assessing the financial impact associated with the oil release. The costs to be incurred, net of insurance and other recoveries, may have a material adverse impact on its net income.

        For additional information about Pacific Energy, please visit our website at www.PacificEnergy.com.

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PACIFIC ENERGY PARTNERS, L.P. REPORTS APPROVAL OF PIPELINE REPAIR PLANS — TRANSFERS SOME SHIPMENTS ONTO LINE 2000